UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)
2275 Research Boulevard, Suite 600, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
(301) 468-8848
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03    Material Modification to Rights of Security Holders.

Information regarding the Amendments to the Articles and the Bylaws Amendment described in Item 5.03 is incorporated by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Capital Bancorp, Inc. (the “Company”) held on May 18, 2023 (the “Annual Meeting”), the Company’s stockholders approved two proposals to amend (collectively, the “Amendments”) the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to require (1) that directors be elected by a majority of votes cast in uncontested elections (but retaining a carve-out for plurality voting in contested elections where there are more nominees than seats) (“Director Election Voting Change”) and (2) the approval of holders of a majority, rather than two-thirds, of the Company’s shares for general amendments to the Articles.

The Company’s Board of Directors (the “Board”) previously approved the Amendments, subject to stockholder approval of the Amendments. The Company filed the Amendments with the Maryland State Department of Assessments and Taxation, and it became effective, on May 22, 2023.

In addition, effective May 22, 2023, the Board approved (i) conforming changes to our Amended and Restated Bylaws (the “Bylaws Amendment”) for the Director Election Voting Change, and (ii) a director resignation policy (the “Director Resignation Policy”). Pursuant to the Director Resignation Policy, in the event that a director nominee fails to receive a majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, such director would be required to tender his or her resignation to the Chairman of the Board. Upon receiving a director’s resignation and considering the recommendation of the Nominating and Corporate Governance Committee, the Board may take any appropriate action as permitted by Maryland law and the Articles, including accepting such resignation, decreasing the number of directors or filling a vacancy.

The complete text of the Amended and Restated Articles, as amended, and the Amended and Restated Bylaws, as well as marked copies of each such document illustrating the changes made thereto, are attached hereto as Exhibits 3.1, 3.1.1, 3.2 and 3.2.1. The foregoing descriptions are summaries only, do not purport to be complete, and are qualified in their entirety by reference to the complete text of the Amended and Restated Articles and the Amended and Restated Bylaws which are attached as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference. The foregoing description of the Director Resignation Policy does not purport to be complete and is qualified in its entirety by reference to the complete text of the Director Resignation Policy, which will be posted in the “Investors Relations” section of the Company’s website at https://capitalbankmd.com/.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles, as amended, of Capital Bancorp, Inc. (effective May 22, 2023)
3.1.1	Amended and Restated Articles, as amended, of Capital Bancorp, Inc. (effective May 22, 2023) (redline version of amended sections)
3.2	Amended and Restated Bylaws of Capital Bancorp, Inc. (effective May 22, 2023)
3.2.1	Amended and Restated Bylaws of Capital Bancorp, Inc. (effective May 22, 2023) (redline version of amended sections)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANCORP, INC.

By: /s/ Edward F. Barry
Name: Edward F. Barry
Title: Chief Executive Officer
May 23, 2023

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